UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2011

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert J. Susor, age 65, will retire from his position as Exective Vice President effective April 30, 2011. Mr. Susor has been an Executive Vice President of the Company since 2003 and previously served as Senior Vice President-Market Development from 1991 to 2003.

On February 21, 2011, the Board of Directors of Genuine Parts Company announced the election of Mr. John R. Holder as a new Director of the Company. Mr. Holder is Chairman and Chief Executive Officer of Holder Properties in Atlanta, Georgia, and has held these positions since 1989 and 1980, respectively. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On February 21, 2011, the Board of Directors of Genuine Parts Company declared an increase of 10% in the regular quarterly cash dividend for 2011. The Board increased the cash dividend payable to an annual rate of $1.80 per share compared with the previous dividend of $1.64 per share. The quarterly cash dividend of forty-five cents ($.45) per share is payable April 1, 2011 to shareholders of record March 11, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 21, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

February 21, 2011	By:	Jerry W. Nix

Name: Jerry W. Nix
Title: Vice Chairman and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 21, 2011